Exhibit 21.1

Subsidiaries of EUDA Health Holdings Limited

EUDA Doctor Private Limited, A Singapore company
EUDA Health Limited, A British Virgin Islands company
EUDA Private Limited, A Singapore company
Kent Ridge Health Limited, A British Virgin Islands company
Kent Ridge Healthcare Singapore Pte. Ltd., A Singapore company
Kent Ridge Hill Private Limited, A Singapore company
KR Digital Pte. Ltd., A Singapore company
Melana International Pte. Ltd., A Singapore company
Nosweat Fitness Company Private Lim, A Singapore company
Singapore Emergency Medical Assistance Private Limited, A Singapore company
Super Gateway Group Limited, A British Virgin Islands company
The Good Clinic Private Limited, A Singapore company
Tri-Global Security Pte. Ltd., A Singapore company
True Cover Private Limited, A Singapore company
UG Digital Sdn. Bhd., A Malaysian company
UG Digitech Private Limited, A Singapore company
Universal Gateway International Pte. Ltd., A Singapore company
Zukihealth Sdn. Bhd., A Malaysian company
Zukitech Private Limited, A Singapore company
Zukitek Vietnam Private Limited Liability Company, A Vietnam company